Exhibit 99.3

Splash Beverage Group, Inc.

A Nevada Corporation

Consolidated Financial Statements and
Report of Independent Certified Public Accountants
December 31, 2018 and 2017

Splash Beverage Group, Inc.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Splash Beverage Group, Inc.

We have audited the accompanying consolidated financial statements of Splash Beverage Group, Inc. (a Nevada corporation) and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Splash Beverage Group, Inc. and subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter regarding going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of approximately $3.8 million during the year ended December 31, 2018, and as of that date, the Company’s current liabilities exceeded its current assets by approximately $4.4 million and its total liabilities exceeded its total assets by approximately $7.8 million, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida July 31, 2019

SPLASH BEVERAGE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2018 and 2017

ASSETS
	2018	2017
Current assets
Cash and cash equivalents	$938,040	$3,805
Accounts receivable, net	-	32,252
Prepaid expenses	5,648	-
Inventory	276,788	-
Other receivables	5,700	5,700

Total current assets	1,226,176	41,757

Noncurrent assets
Deposit	14,402	-
Property and equipment, net	34,513	40,434

Total noncurrent assets	48,915	40,434

Total assets	$1,275,091	$82,191

The accompanying notes are an integral part of these consolidated financial statements.

SPLASH BEVERAGE GROUP, INC.

CONSOLIDATED BALANCE SHEETS (continued)
As of December 31, 2018 and 2017

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Liabilities	2018	2017
Current liabilities
Accounts payable	$561,512	$565,262
Accrued expenses	269,558	10,456
Due to related party	302,934	297,438
Bridge loan payable, net	1,858,385	-
Convertible bridge loans payable, current	100,000	100,000
Notes payable, current portion	875,000	875,000
Royalty payable	21,062	347,813
Revenue financing arrangements	77,108	98,533
Shareholder advance	16,250	238,560
Accrued interest payable	1,119,909	1,329,790
Accrued interest payable – related parties	426,740	327,203

Total current liabilities	5,628,458	4,190,055

Non-current liabilities
Related party notes payable	1,375,100	1,352,600
Convertible bridge loans payable, non-current	2,102,664	1,823,500
Total non-current liabilities	3,477,764	3,176,100

Total liabilities	9,106,222	7,366,155

Stockholders’ equity (deficit):

Series A convertible preferred stock, $0.001 par, 3,000,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017, respectively	3,000	3,000
Series B convertible preferred stock, $0.001 par, 11,000,000 shares authorized, 3,913,412 and 3,781,006 shares issued and outstanding as of December 31, 2018 and 2017, respectively	3,913	3,781

Common stock, $0.001 par, 50,000,000 shares authorized, 19,248,781 and 15,701,666 shares issued and 19,048,781 and 15,401,666 outstanding as of December 31, 2018 and 2017, respectively	19,249	15,702

Additional paid in capital	18,952,483	15,729,416

Treasury stock, at cost, 200,000 and 300,000 shares as of December 31, 2018 and 2017, respectively	(100,000)	(150,000)
Accumulated deficit	(26,709,776)	(22,885,863)
Total stockholders’ deficit	(7,831,131)	(7,283,964)

Total liabilities and stockholders’ equity (deficit)	$1,275,091	$82,191

The accompanying notes are an integral part of these consolidated financial statements.

SPLASH BEVERAGE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2018 and 2017

	2018	2017

Net revenues	$16,176	$8,396
Cost of goods sold	(109,706)	(35,933)
Gross loss	(93,530)	(27,537)

Operating expenses
General and administrative	2,890,662	1,007,129
Sales and marketing	112,506	66,456
Total operating expenses	3,003,168	1,073,585

Loss from operations	(3,096,698)	(1,101,122)

Other income/(expense)
Interest income	-	303
Interest expense	(684,833)	(764,261)
Loss from debt extinguishment	(42,382)	-
Total other income/(expense)	(727,215)	(763,958)

Provision for income taxes	-	-

Net loss	$(3,823,913)	$(1,865,080)

The accompanying notes are an integral part of these consolidated financial statements.

SPLASH BEVERAGE GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2018 and 2017

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Treasury Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity (Deficit)

Balances at December 31, 2016	3,000,000	$3,000	3,285,106	$3,285	15,631,333	$15,631	300,000	$(150,000)	14,921,440	(21,020,783)	$(6,227,427)
Issuance of Series B Convertible Preferred Stock	-	-	495,900	496	-	-	-	-	735,854	-	736,350
Issuance of Common stock	-	-	-	-	70,333	71	-	-	70,262	-	70,333
Share-based compensation	-	-	-	-	-	-	-	-	1,860	-	1,860
Net loss	-	-	-	-	-	-	-	-	-	(1,865,080)	(1,865,080)
Balances at December 31, 2017	3,000,000	$3,000	3,781,006	$3,781	15,701,666	$15,702	300,000	$(150,000)	15,729,416	(22,885,863)	$(7,283,964)

Issuance of Common Stock	-	-	-	-	3,447,115	3,447	-	-	1,983,267	-	1,986,714
Issuance of Series B Convertible Preferred Stock	-	-	132,406	132	-	-	-	-	198,477	-	198,609
Reissuance of Common Stock	-	-	-	-	100,000	100	(100,000)	50,000	49,900	-	100,000
Warrants issued for consulting services	-	-	-	-	-	-	-	-	991,423	-	991,423
Net loss	-	-	-	-	-	-	-	-	-	(3,823,913)	(3,823,913)
Balances at December 31, 2018	3,000,000	$3,000	3,913,412	$3,913	19,248,781	$19,249	200,000	$(100,000)	18,952,483	(26,709,776)	$(7,831,131)

The accompanying notes are an integral part of these consolidated financial statements.

SPLASH BEVERAGE GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities
Net loss	$(3,823,913)	$(1,865,080)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	7,257	13,905
Shares issued in exchange for services	664,815	70,333
Deferred loan costs amortization	130,055	-
Warrants issued for services	991,423	-
Stock based compensation	-	1,860
Bad debt expense	32,252	-
Changes in assets and liabilities

Shareholder advance	(222,310)	222,261
Inventories	(276,788)	-
Other current assets	(20,049)	21,480
Due to related party	5,496	(318,918)
Accounts payable	(3,750)	417,250
Accrued and other current liabilities	259,102	124,862
Royalty payable	(326,750)	(211,562)
Accrued interest payable	(110,345)	736,706
Net cash used in operating activities	(2,693,505)	(786,903)
Cash flows from investing activities
Capital expenditures	(1,336)	(3,612)
Net cash used in investing activities	(1,336)	(3,612)

Cash flows from financing activities
Repayments of debt	(422,425)	(246,030)
Proceeds from debt issuance	2,702,664	304,000
Debt issuance costs	(271,670)	-
Issuance of preferred stock	198,609	736,350
Issuance of common stock	1,421,898	-
Net cash provided by financing activities	3,629,076	794,320
Net increase in cash	934,235	3,805
Cash
Beginning of period	3,805	-
End of period	$938,040	$3,805

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$586,075	$23,750
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Notes converted to common stock	$684,450	$-
Loss from debt extinguishment	$42,382	$-

The accompanying notes are an integral part of these consolidated financial statements.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2018 and 2017

NOTE 1: BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Splash Beverage Group, Inc. (the “Company”) is a corporation organized on January 8, 2012 under the name Tapout Beverages, Inc. under the laws of Nevada. The name change to Splash Beverage Group, Inc. was effected on April 17, 2012. On March 12, 2018, the Company formed a wholly owned subsidiary, Splash International Holdings, LLC, a Nevada corporation, for their business in Central and South America. In December 2018, the Company formed a wholly owned subsidiary in Mexico, Splash MEX SA DE CV, for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. The Company anticipates distributing TapouT in Mexico to service Central and South America. The Company specializes in development, procurement, distribution, and sales and marketing activities of various beverages across multiple channels. The Company operates in both the non-alcoholic and alcoholic businesses.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances have been eliminated in consolidation.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. As of December 31, 2018, and 2017, the Company did not carry an allowance.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method. The inventory balance as of December 31, 2018 consists of finished goods held for distribution. The cost elements in inventory consist of purchase of products, transportation, and warehousing. The provisions for excess or expired inventory are based on management’s estimates of forecasted usage of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording additional

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. The Company manages inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments. The Company’s accounting policy for inventory and purchase commitments is to recognize a loss by establishing a reserve to the extent inventory levels and commitments exceed management’s expected future usage.

Property and Equipment

Property and equipment are recorded at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets, which range from 3-10 years. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $7,257 and $13,905 for the years ended December 31, 2018 and 2017, respectively. Property and equipment as of December 31, 2018 and 2017 consisted of the following:

	2018	2017
Property and equipment, at cost	$76,205	$74,869
Accumulated depreciation	(41,692)	(34,436)
Property and equipment, net	$34,513	$40,434

Licensing Agreement

Costs for a licensing agreement with ABG TapouT, LLC entered into in 2012 totaled $3,506,000 through December 31, 2016 including $500,000 of common stock-based consideration. The initial amount of the agreement as entered into by a related party prior to the Company’s assumption in 2013 was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Cost incurred under the agreement are expensed as incurred. See Notes 5 and 13 for further information.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

The liabilities that the Company has presented on the financial statements approximate fair value at December 31, 2018 and 2017, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires companies to bifurcate certain conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Revenue Recognition

Revenue from sales of products is recognized when persuasive evidence of an arrangement exists, products have been shipped to the customer, economic risk of loss has passed to the customer, the price is fixed or determinable, collection is reasonably assured, and any future obligations of the Company are insignificant. Revenue is shown net of estimated returns and allowances.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs related to expired or damaged inventory and lower of cost or net realizable value adjustments.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. The Company early adopted ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”, which aligns accounting treatment for such awards, with the existing guidance on employee share-based payments in ASC 718.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is not more likely than not that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions as of December 31, 2018 and 2017.

Advertising

The Company conducts advertising for the promotion of its products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred; such amounts aggregated to $8,148 and $1,500, respectively, during the years ended December 31, 2018 and 2017.

Related Parties

Most members of the Company’s Board of Directors as of December 31, 2018 and 2017, have accounts payable and notes payable which are recorded by the Company as a component of due to related party and related party notes payable. The transactions between the members and the Company are summarized in Notes 4 and 9.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers”, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2018, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability for most leases in its balance sheet. The ASU is effective for annual periods beginning after December 15, 2019. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows” (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We have adopted this standard in 2018 and it did not have a material impact on our financial position, results of operations or cash flows.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits, has sustained net losses of $3,823,913 and $1,865,080 during the years ended December 31, 2018 and 2017, respectively, and has an accumulated deficit of $26,709,776 and $22,885,863 as of December 31, 2018 and 2017, respectively, has current liabilities in excess of current assets of $4,402,282 as of December 31, 2018, has cash on hand of $938,040 as of December 31, 2018, and lacks liquidity to satisfy its existing obligations and ongoing obligations as they come due. The Company is in default on five of its debt obligations with an unpaid principal balance of $377,109, and unpaid accrued interest payable of $625,012, and has faced litigation due to its debt defaults subsequent to December 31, 2018.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: NOTES PAYABLE, RELATED PARTY NOTES PAYABLE, CONVERTIBLE BRIDGE LOANS PAYABLE, REVENUE FINANCING ARRANGEMENTS AND BRIDGE LOAN PAYABLE

Notes payable are generally nonrecourse and secured by all right, title interest, claims and demands in each and every asset to which the Company has any right, title and interest, and bear simple interest rates unless otherwise noted:

	Interest
	Rate	2018	2017
Notes Payable

In October 2013, the Company entered into a short-term loan agreement with an entity in the amount of $25,000.	7%	$25,000	$25,000

In February 2014, the Company entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 50,000 shares of common stock at $1.00 per share. The warrants expired on February 28, 2017 and none were exercised at that date.	15%	150,000	150,000

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

In March 2014, the Company entered into a 12- month term loan agreement with an individual in the amount of $500,000. The note included warrants for 500,000 shares of common stock at $1.25 per share. The warrants expired on February 28, 2017 and none were exercised at that date.	15%	500,000	500,000

In March 2014, the Company entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 200,000 shares of common stock at $1.25 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note is in default as of December 31, 2018.	8%	200,000	200,000

		$875,000	$875,000

Interest expense on notes payable was $115,250 and $96,757 for the years ended December 31, 2018 and 2017, respectively, and accrued interest was $475,728 and $360,478 as of December 31, 2018 and 2017, respectively.

	Interest Rate	2018	2017

Related Party Notes Payable:

During 2012, two 6-month term loan agreements were entered into with an entity, totaling $150,000. The notes included warrants for 50,000 shares of common stock at $1.00 per share which expired in 2017.	7%	$41,500	$41,500

In March 2014, a $50,000 12-month term loan agreement was entered with an entity. The note included warrants for 100,000 shares of common stock at $1.25 per share. The warrants expired on February 28, 2017, and none were exercised at that date.	8%	50,000	50,000

During 2015, the Company entered into a 12- month term loan agreement with an individual in the amount $250,000.	8%	250,000	250,000

In February 2012, the Company entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into.	7%	10,600	100

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

During 2013, 2014, 2015, and 2016, the Company entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively.	7%	396,000	396,000

During 2012, 2013, 2014, and 2016, the Company entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 150,000 shares of common stock at $1.25 per share. The warrants expired on March 1, 2017, and none were exercised at that date.	7%	495,000	495,000

During 2013, 2014 and 2017, the Company entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000.	7%	120,000	120,000

During 2018, the Company entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020.	12%	12,000	-

		$1,375,100	$1,352,600

Interest expense on related party notes payable was $99,532 and $97,767 for the years ended December 31, 2018 and 2017, respectively, and accrued interest was $426,740 and $327,203 as of December 31, 2018 and 2017, respectively.

	Interest Rate	2018	2017

Convertible Bridge Loans Payable

In May 2015, the Company entered into a 3- month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly. The note is in default as of December 31, 2018.	See left	$100,000	$100,000

In September 2015, the Company entered into a 3-month term loan with an individual in the amount of $200,000. In October 2018, the full outstanding principal balance of $200,000 and unpaid accrued interest of $165,000 was converted into 243,360 shares of the Company’s common stock at $1.50 per share.	18%	-	200,000

In October 2015, the Company entered into a 3- month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the Company consolidated the outstanding principal amount of $25,000 and the accrued interest balance of $14,388 into a new term loan due August 26, 2020, of $39,388.	12%	39,388	25,000

In September 2015, the Company entered into a 3-month term loan with an individual in the amount of $175,000. In October 2018, the full outstanding principal balance of $175,000 and unpaid accrued interest of $144,410 was converted into 212,940 shares of the Company’s common stock at $1.50 per share.	18%	-	175,000

In June 2015, the Company entered into a 3- month term loan agreement with two individuals in the amount of $100,000. On December 26, 2018, the Company consolidated the outstanding principal amount of $100,000 and the accrued interest balance of $64,307 into a new term loan due August 26, 2020, of $164,307.	12%	164,307	100,000

During 2016, 2017 and 2018, the Company entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the Company consolidated the outstanding principal amount of $235,500 and the accrued interest balance of $155,861 into a new term loan, with a due date of August 26, 2020, of $391,361.	12%	391,361	235,500

During 2016, the Company entered into 3-month term loan agreements with an individual totaling $20,000.	9%	20,000	20,000

During 2014 through 2018, the Company entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months with an entity which were consolidated into one loan in 2018 totaling $795,137 with a due date of August 26, 2020.	18%	795,137	574,500

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

During 2015 and 2016, the Company entered into 3-month term convertible promissory note agreements with an entity which were consolidated into one loan in 2018 totaling $692,471 with a due date of August 26, 2020.	18%	692,471	493,500

		$2,202,664	$1,923,500

During 2017, the Company issued convertible bridge loans payable of varying amounts with one to three-month terms. The principal of these notes are convertible, at the holder’s options, into common shares of the Company. The total principal of these issuances amounted to $269,000. The stated interest rate on these notes was 12% for $244,000 of the notes and 18% on $25,000 of the notes.

During 2018, the Company issued convertible bridge loans payable of varying amounts with three to eighteen-month terms. The principal of these notes is convertible, at the holders’ option, into common shares of the Company. The total principal of these issuances amounted to $226,984. The stated interest rate on these loans was 12% on $200,500 of the notes and 8% on $26,484 of the notes.

During 2018 multiple convertible bridge loans payable with five counterparties, and the related unpaid interest was consolidated into five new convertible bridge loans payable totaling $2,082,665. The notes are of varying amounts and are due in August 2020, at an interest rate of 12%. The Company analyzed the notes and concluded the conversion terms did not constitute beneficial conversion features. The principal amount and any accrued and unpaid interest are convertible at the conversion price of a potential future offering of the Company.

Interest expense on the convertible bridge loans payable was $430,317 and $534,854 for the years ended December 31, 2018 and 2017, respectively, and accrued interest was $489,015 and $854,206 as of December 31, 2018 and 2017, respectively.

	Interest Rate	2018	2017

Revenue Financing Arrangements

During August 2015, the Company entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. The Company entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The note is in default as of December 31, 2018.	10%	$28,032	$28,032

During 2016, the Company entered into several short-term loan agreements with an entity totaling $50,100. A gain of $3,520 was recorded on October 26, 2018 due to an agreed upon negotiation to reduce the loan pay out.	12.5%	-	11,725

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

During September 2016, the Company entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $929. The note is in default as of December 31, 2018.	15%	$15,009	$15,009

During November 2016, the Company entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note is in default as of December 31, 2018.	12%	34,067	43,767

		$77,108	$98,533

Interest expense on the revenue financing arrangements was $11,132 and $34,883 for the years ended December 31, 2018 and 2017, respectively, and accrued interest was $126,333 and $115,202 as of December 31, 2018 and 2017, respectively.

Bridge Loan Payable

The Company issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which $47,671 was accrued at December 31, 2018 and included in bridge loan payable, net. The Company incurred $271,670 of loan costs and the unamortized balance at December 31, 2018 is $189,286. The stated interest rate is 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, the Company entered into a separate agreement in which GMA will be providing consulting services for the Company for one year (“Consulting Agreement”). The Company compensated GMA for the Consulting Agreement services by issuing a warrant with a 5 year term to maturity, to acquire 1,000,000 shares of common stock of the Company at an exercise price of $0.01 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense and accrued interest on the entity’s loan was $28,603 for the year ended and as of December 31, 2018.

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows as of December 31, 2018:

	Related Party	Other	Total

2019	$-	$3,052,108	$3,052,108
2020	1,375,100	2,102,664	3,477,764
Thereafter	-	-	-
Total	$1,375,100	$5,154,772	$6,529,872

NOTE 5: LICENSING AGREEMENT AND ROYALTY PAYABLE

During 2012, the Company entered into an assignment agreement to obtain the licensing rights of the brand “TapouT” with ABG TapouT, LLC on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, it’s territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, the Company is required to pay ABG Tapout, LLC a 6% royalty of net

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

sales (gross revenue less discounts and allowances). The agreement states that the Company is to make varying guaranteed minimum royalty payments in the total amount of $3,500,000 for the initial period of 5 years beginning in 2012. The Company subsequently amended its license agreement with TapouT on several occasions between 2012 and 2016. During April 2017, the Company amended its license agreement again extending the term through December 31, 2018 with a 5 year renewal option if $5 million of net sales were achieved in 2018. The amendment also stated the Company was required to make a $30,000 payment on the date of the executed amendment, monthly payments of $30,000 starting on April 30, 2017 through December 31, 2017, and monthly payments of $26,484 starting on January 31, 2018 through December 31, 2018. The Company did not achieve the $5 million minimum net sales requirement per the amendment terms for 2018. In 2019 the agreement was amended once again extending the term through December 31, 2019. Per the 2019 amendment, the Company is required to make twelve monthly payments of $39,000. See Note 13.

The unpaid amount of royalties was $21,062 and $347,813 as of December 31, 2018 and 2017, respectively. Guaranteed minimum royalty payments totaled $326,750 and $211,562 for the years ended December 31, 2018 and 2017, respectively, which are included in general and administrative expenses.

NOTE 6 – INCOME TAXES

The Company has evaluated the positive and negative evidence in assessing the realizability of its deferred tax assets. This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax planning strategies to determine which deferred tax assets are more likely than not to be realized in the future.

At December 31, 2018, the Company’s net operating loss carryforward for Federal income tax purposes was approximately $21 million, which will be available to offset future taxable income. If not used, these carry forwards will begin to expire in 2032, except for the current year net operating loss generated which can be carried forward indefinitely.

The provisions for income taxes consist of the following components at December 31:

Current Tax Expense (Benefit)	2018	2017
Federal	-	-
State	-	-
Deferred Tax Expense (Benefit)		-
Federal	-	-
State	-	-
Total Provision for Income Taxes	-	-

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

	2018	2017
US Federal Statutory Tax Rate	21.00%	34.00%
Permanent Differences	-0.03%	-0.07%
Change in Valuation Allowance	-20.97%	-58.38%
Prior Year Adjustments	0.00%	24.45%
Total	0.00%	0.00%

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities at December 31 are as follows:

Deferred Tax Assets:	2018	2017
Net Operating Losses	5,315,433	4,562,529
Deferred Rent	-	2,235
Accrued Interest /Interest Expense Limitation	641,141	390,607

Total deferred tax assets	5,956,574	4,955,371

Deferred Tax Liabilities:

Depreciation	(7,666)	(7,978)

Total deferred tax liabilities	(7,666)	(7,978)

Less valuation allowance	(5,948,908)	(4,947,393)
Total Net Deferred Tax Assets	-	-

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The open tax years subject to examination with respect to the Company’s operations are 2014 through 2018.

NOTE 7: STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

In 2017, the Company issued 70,333 shares of common stock valued at $1.00 per share in exchange for services provided to the Company.

In 2018, the Company issued 664,815 shares of common stock valued at $1.00 per share in exchange for services provided to the Company.

On May 28, 2018, the Company issued to a consultant or its designees common stock equal to 527,310 shares in exchange for services provided to the Company.

In December 2018, the full outstanding principal balance of a bridge note of $175,000 and unpaid accrued interest balance of $144,410 was converted to 212,940 shares of the Company’s common stock at $1.50 per share.

In October 2018, the full outstanding principal balance of a bridge note of $200,000 and unpaid accrued interest balance of $165,040 was converted to 243,360 shares of the Company’s common stock at $1.50 per share.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock are subject to adjustment in the event of any recapitalization, dividend, split, combination, or other similar event. Series A Convertible Preferred Stock were issued in units, with each unit consisting of one share of Series A Convertible Preferred Stock, par value $0.001, and one common stock purchase warrant. The warrants entitle the holders to purchase one share of the

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

Company’s common stock at a price of $1.00 per share during the five-year period commencing on the date of the issuance of the warrants. Series A Preferred Stock rank, with respect to dividend rights and rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (Liquidation Event), as senior in preference and priority to the common stock, par value $0.001, and any other class or series of equity security established and designated by the Company’s Board of Directors and in parity with Series B Convertible Preferred Stock. Liquidation preference is 150% of the original issue price, which totaled $4,500,000 as of both December 31, 2018 and 2017. The liquidation preference ranks in parity with Series B Preferred Stock.

The holders of the Series A Preferred Stock are entitled to receive cash dividends when and if declared, out of any assets available, prior to any declaration or payment of any dividend on any other class of preferred stock and common stock of the Company at an annual rate of 8% of the original issue price (equal to $0.08 per share per annum based on $1.00 per share purchase price). The cumulative dividend amounted to $1,121,753 as of December 31, 2018. The Company has not accrued this amount as the dividends are not payable until when and if declared by the board as previously mentioned. Such dividends are cumulative and convertible into common stock under the same terms as the Series B Preferred Stock.

Each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall be entitled to that number of votes equal to the number of shares of common stock into which the holder’s shares of Series A Preferred Stock could then be converted at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company.

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price ($1.00 per share) by the conversion price ($0.85 per share) in effect at the time of conversion, subject to certain dilution protections. The conversion price at which shares of common stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $0.85 per share. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into common stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A original issue price then in effect and then determining the number of shares of common stock such additional shares of Series A Preferred Stock are convertible into.

Upon the consummation of an underwritten public offering of the common stock of the Company (“IPO”), each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of common stock at a conversion price equal to the lesser of (i) the conversion price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into common stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A original issue price then in effect and then determining the number of shares of common stock such additional shares of Series A Preferred Stock are convertible into.

Series B Convertible Preferred Stock

During 2017, the Company issued 495,900 shares of Series B Convertible Preferred Stock at $1.50 per share resulting in total proceeds of $736,350 along with 247,950 warrants for the Company’s common stock. The warrants expire after 5 years and are exercisable at $1.50 per share.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

In 2018, the Company issued 132,406 shares of Series B Convertible Preferred Stock at $1.50 per share resulting in total proceeds of $198,609 along with 66,203 warrants for the Company’s common stock. The warrants expire after 5 years and are exercisable at $1.50 per share.

The Company has issued Series B Convertible Preferred shares in units, each unit consisting of one share of Series B Convertible Preferred Stock, par value $0.001, and one-half share common stock warrant per share of Series B Convertible Preferred Stock, at a price of $1.50 per unit. Per the warrant agreement, the Company issued to the purchasers five-year warrants to purchase shares of the Company’s Common Stock, par value $0.001, at an exercise price of $1.50 per share. As of December 31, 2018, and 2017, 1,956,706 and 1,890,503 warrants were exercisable, respectively. Liquidation preference is 150% of the original issue price, which totaled $8,788,057 and $8,490,342 as of December 31, 2018 and 2017, respectively. The liquidation preference ranks in parity with Series A Preferred Stock.

The holders of the Series B Convertible Preferred Stock are entitled to receive cash dividends, out of any assets available, prior to any declaration or payment of any dividend on any other class of preferred stock and common stock of the Company, except that it is in parity with Series A Preferred stock, at an annual rate of 9% of the original issue price (equal to $0.135 per share per annum). Such dividends are cumulative and convertible to common stock under the same terms as the Series A Preferred Stock. The cumulative dividend amounted to $1,093,488 as of December 31, 2018. The Company has not accrued this amount as the dividends are not payable until when and if declared by the board as previously mentioned.

Each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall be entitled to that number of votes equal to the number of shares of Common Stock into which the holder’s shares of Series B Preferred Stock could then be converted at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (b) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company.

Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B original issue price ($1.50 per share) by the conversion price ($1.28 per share) in effect at the time of conversion, subject to certain dilution protections. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $1.28 per share. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into.

Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a conversion price equal to the lesser of (i) the conversion price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B original issue price then in effect and then determining the number of shares of common stock such additional shares of Series B Preferred Stock are convertible into.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

Undesignated Preferred Stock

The Company has authorized a total of 20,000,000 shares of preferred stock. 6,000,000 of such authorized shares of preferred stock remain undesignated as of December 31, 2018 and 2017.

Treasury Stock

Since its inception, the Company has bought back shares from its shareholders. As of December 31, 2018 and 2017, 900,000 shares for a total of $199,100 have been repurchased by the Company. 600,000 shares of the amount repurchased were retired prior to 2017, and in December 2018, the Company issued the balance of 300,000 shares of common stock to a consultant, to be held in treasury and redeemed as follows: i) 100,000 shares on July 1, 2018, ii) 100,000 shares within 30 days of the corporation becoming a public trading entity and, iii) 100,000 shares upon the one-year anniversary of i). In 2018, 100,000 shares were reissued in compliance with the treasury redemption clause above.

Warrant Issuance-Series A Convertible Preferred Stock

As of December 31, 2018 3,000,000 warrants were exercisable. The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $1.00 per share during the five-year period commencing on the date of the respective stock closing. The weighted average remaining life of outstanding warrants as of December 31, 2018 is 0.5 years.

Warrant Issuance-Series B Convertible Preferred Stock

As of December 31, 2018, 1,956,706 warrants were exercisable. The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $1.50 per share during the five-year period commencing on the date of the respective stock closing. The weighted average remaining life of outstanding warrants as of December 31, 2018 is 1.9 years.

NOTE 8: SHARE-BASED PAYMENTS

Warrant Issuance-Loan Agreements

In 2014, the Company issued seven warrants for the purchase of 1,000,000 shares of the Company’s common stock. The warrants were issued with loan agreements as mentioned above in Note 4. Two warrants for a total of 100,000 shares of common stock were issued with exercise prices of $1.00 per share and five warrants for a total of 900,000 shares of common stock were issued with an exercise price of $1.25 per share. The Company estimated the fair value of the warrants totaling $161,626 based on its estimate of the fair value of the Company’s common stock at the issuance date, a risk-free interest rate, the estimated life of half of the term of the warrant, a zero dividend yield and, a volatility rate of 50%, which was recorded as a discount to the notes and amortized over the notes’ lives under the effective interest rate method. The fair value of the warrants were expensed over the life of the loans which was 12 months. These warrants have all expired as of December 31, 2018.

Warrant Issuance-GMA Consulting Services

As of December 31, 2018, 1 million warrants were exercisable by GMA. The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.01 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.008 per share. The weighted average life of outstanding warrants as of December 31, 2018 is 4.75 years.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

Stock Plan

The Company has adopted the 2012 Stock Incentive Plan (the “Plan”), which provides for the grant of common stock and stock options to employees. Under the Plan, the number of shares reserved for grant was 3,000,000 shares as of both December 31, 2018 and 2017. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. There are 0 and 1,950,000 options issued and outstanding as of December 31, 2018 and 2017, respectively. On December 31, 2018, the sole option holder at the time, the Company’s CEO, exercised his options to purchase 1,950,000 shares of common stock at a purchase price of $0.16 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by the Company to the CEO.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

Stock-based compensation expense of $0 and $1,860 was recognized for the years ended December 31, 2018 and 2017, respectively. There was no unrecognized compensation cost related to stock option awards as of December 31, 2018.

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

A summary of information related to stock options for the years ended December 31, 2018 and 2017 is as follows:

	December 31, 2018		December 31, 2017
		Weighted Average		Weighted Average
	Options	Exercise Price	Options	Exercise Price
Outstanding – beginning of year	1,950,000	$0.16	2,550,000	$0.16

Granted	-	$-	-	$-

Exercised	(1,950,000)	$0.16	-	$-

Cancelled/Forfeited		$-	(600,000)	$0.16
Outstanding - end of year	-	$-	1,950,000	$0.16

Exercisable at end of year	-	$-	1,950,000	$0.16

Weighted average grant date fair value of options granted during year	N/A		N/A

Weighted average duration to expiration of outstanding options at year-end (years)	N/A		2.00

NOTE 9: RELATED PARTIES

During the course of business, the Company incurred expenses related to services provided by the CEO or Company expenses paid by the CEO, resulting in related party payables, net of $302,934 and $297,438 as of December 31, 2018 and 2017, respectively. The related party payable to the CEO bears no interest payable and is due on demand. During 2018, $312,000 of the related party payable was paid in kind as the CEO exercised 1,950,000 options to acquire Common Stock at $0.16 per share against the payable.

There are related party notes payable of $1,375,100 and $1,352,600 outstanding as of December 31, 2018 and 2017, respectively, as discussed in Note 6.

NOTE 10: INVESTMENT IN SALT TEQUILA USA, LLC

On December 9, 2013, the Company entered into a marketing and distribution agreement with SALT Tequila USA, LLC (SALT) in Mexico for the manufacturing of the Company’s product line. The agreement was for a one-year term with an additional two-year renewal. On December 9, 2015, the agreement was extended another two years. In the December 9, 2013 agreement, the Company received a 5% interest in SALT, 12 months after the date of the agreement the Company received an additional 5% interest in SALT, and 24 months after the date of the agreement the Company received an additional 5% interest, resulting in a total interest of 15% in SALT as of both December 31, 2016 and 2015. The Company has not recorded

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the years ended December 31, 2018 and 2017

the cost of the investment or its investment income or losses as the amounts are considered immaterial.

SALT has also sold to an unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states they distribute to, that are government-controlled alcohol resellers. In 2018 and 2017 sales for SALT Tequila were $16,176 and $8,396, respectively. On December 31, 2018, the Company created a Mexican corporation, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TAPOUT in Central and South Americas. The appropriate licenses for importing and wholesaling alcohol in the USA are currently being applied for at the Federal and State levels. These licenses, when and if obtained, will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

NOTE 11: LEASE OBLIGATIONS

Effective July 2018, the Company entered into a lease agreement for office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021.

Prior to the current lease, the Company entered into a lease agreement in 2014 for office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on December 31, 2019. The lease was terminated in February 2018.

Rent expense for the years ended December 31, 2018 and 2017 totaled $48,941 and $115,263, respectively.

The following are the minimum future lease obligations on the Company’s lease agreement:

December 31,	Lease Obligations
2019	$46,395
2020	$47,791
2021	$24,251

NOTE 12: CONTINGENCIES

The Company is a party to pending legal proceedings and is subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Litigation

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $166,289.

NOTE 13: SUBSEQUENT EVENTS

Royalty Payable

Effective January 1, 2019, the Company amended its license agreement with Tapout as previously disclosed in Note 5. The agreement has been extended through December 31, 2019. The amendment states the Company is required to make guaranteed minimum royalty monthly payments of $39,000 through December 31, 2019. The Company is also required to meet a minimum net sales threshold of $5,000,000 for 2019. There can be no assurance that the net sales threshold will be

SPLASH BEVERAGE GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the years ended December 31, 2018 and 2017

achieved, or the licensor will again amend the agreement for it to remain effective in 2020 and later periods.

Common Stock Issuance

In 2019, the Company has sold 320,000 shares of common stock for $1.00 per share.

Wholly Owned Subsidiary

During 2019, the Company created Splash Beverage Holdings LLC for the creation of an e-commerce platform for the sale of its products nationwide.

Management’s Evaluation

Management has evaluated subsequent events through July 31, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.